EXHIBIT 23.1

                    CONSENT OF GOLDSTEIN, GOLUB, KESSLER, LLP


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                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
eAutoclaims.com, Inc.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 Amendment No.1 of our report dated October 13, 2000 on the financial statements of eAutoclaims.com, Inc. as of July 31, 2000 and for the period from December 7, 1999 (inception) to July 31, 2000, which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.



GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 9, 2001